INNOVATE Corp. Announces Appointment of Brian Goldstein to the Board of Directors

NEW YORK, June 29, 2022 – INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE), today announced the appointment of Brian Goldstein to fill a vacancy on the INNOVATE Board of Directors, effective immediately.

“The addition of Brian strengthens INNOVATE’s Board, bringing tax expertise and a unique perspective that will help guide the Company as we strive to optimize our best-in-class assets across our three segments – Infrastructure, Life Sciences and Spectrum – and drive long-term value for our stakeholders,” said Avie Glazer, Chairman of INNOVATE.

“Brian has been a valuable member of the Board at DBM Global in our Infrastructure segment, and we are confident his deep experience serving Fortune 500 clients across industries relevant to INNOVATE’s portfolio will enable him to make significant contributions to INNOVATE’s Board,” said Wayne Barr, Jr., Chief Executive Officer of INNOVATE. “I look forward to continuing to work with him as we execute on our strategic plan across our three operating segments.”

Mr. Goldstein brings over 35 years of tax experience advising a broad range of clients, from emerging growth companies to Fortune 500 organizations, on complex tax issues. Mr. Goldstein retired from PwC in 2021, where he had served since 1995 as a partner. At PwC, Mr. Goldstein developed and built the firm’s U.S. Indirect Tax practice and led PwC’s State and Local Tax services for the communications sector. His clients included Fortune 500 and midcap companies in the Financial Services, Media, Consumer and Industrial Products, and Communications sectors. Prior to joining PwC, he worked for more than five years as a tax manager at Deloitte. He received his Bachelor of Science in Business Administration and Finance from the University of Buffalo and his JD from the Emory University School of Law.

Mr. Goldstein will continue to serve as a director on the Board of DBM Global, INNOVATE’s infrastructure business and one of the leading steel fabrication and erection companies in the United States, where he has served since 2021.

INNOVATE also announced that it decreased the size of its Board of Directors to five members and is continuing to identify independent director candidates to fill the one remaining Board vacancy. Following the appointment of Mr. Goldstein, the INNOVATE Board of Directors currently consists of four members, three of whom are independent. Mr. Goldstein serves as the Chairman of the Audit Committee and as a member of the Compensation Committee and Nominating and Governance Committee.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding our ability to timely identify and appoint a new independent director and to comply with the NYSE continued listing standards. Except as required by law, INNOVATE disclaims any obligation to update any of the forward-looking statements contained in this press release.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,902 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

For INNOVATE:

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Investor Contact:
Solebury Trout
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691